EXHIBIT 10.2

GUARANTY

(for Master Repurchase Agreement)

THIS GUARANTY is made as of June 23, 2006 (as amended, modified or supplemented from time to time, this “Guaranty”) by NEW CENTURY FINANCIAL CORPORATION (the “Guarantor”) in favor of UBS REAL ESTATE SECURITIES INC. (the “Buyer”). Capitalized terms used but not defined herein are defined in the Master Repurchase Agreement referred to below.

R E C I T A L S

A.	New Century Mortgage Company, a California corporation, NC Asset Holding, L.P., a Delaware limited partnership, Home123 Corporation, a California corporation, New Century Credit Corporation, a California corporation (collectively, the “Sellers”, and each individually, a “Seller”), the Guarantor and the Buyer, have entered into a Master Repurchase Agreement, dated as of June 23, 2006 (together with all Transaction Request/Confirmations with respect thereto, the “Master Repurchase Agreement”) and a Pricing Side Letter, dated as of June 23, 2006 (the “Pricing Side Letter”), pursuant to which the Buyer is providing a repurchase facility to the Sellers for repurchase transactions for certain Purchased Assets (the “Repurchase Facility”), subject to the conditions thereof.

B.	As a condition precedent to the Buyer providing the Repurchase Facility to the Sellers pursuant to the Master Repurchase Agreement, the Guarantor is required to execute and deliver this Guaranty to the Buyer.

C.	The Guarantor hereby confirms, acknowledges and agrees that (i) the execution and delivery by it of this Guaranty is a condition precedent to the Buyer providing the Repurchase Facility to the Sellers pursuant to the Master Repurchase Agreement, and (ii) the transactions contemplated by the Master Repurchase Agreement and the other Repurchase Documents support sound and valid business considerations which are expected to benefit the Guarantor and its affiliates (including the Sellers, who are owned, directly or indirectly, 100% by the Guarantor) for reasons which include, but are not limited to, providing an economical source of working capital and liquidity from which the Sellers and their affiliates may conduct their current mortgage loan acquisition and securitization activities.

D.	The principal legal documents evidencing the Mortgage Loans will be held by Deutsche Bank National Trust Company, as custodian (the “Custodian”) on behalf of the Buyer pursuant to a Custodial Agreement, dated as of June 23, 2006 (the “Custodial Agreement”, and, together with the Master Repurchase Agreement and the Pricing Side Letter, the “Guaranteed Agreements”) among the Custodian, the Sellers and the Buyer.

E.	Under the Guaranteed Agreements, the Sellers have various monetary and other obligations and liabilities which benefit the Sellers and/or the Buyer, all of which are being collectively referred to as the “Guaranteed Obligations.”

THEREFORE, to induce the Buyer to enter into the Master Repurchase Agreement, and in consideration thereof, the Guarantor unconditionally guarantees and agrees as follows:

Section 1. GUARANTY. With respect to each Transaction and all Transactions outstanding from time to time, the Guarantor absolutely, unconditionally and irrevocably, guarantees, to the Buyer the full and prompt payment and performance of each and all Guaranteed Obligations as and when due and payable, including, without limitation, payment and performance of the indemnities and reimbursement obligations as set forth in the Guaranteed Agreements. The Guarantor agrees that, no later than the close of business on the Business Day following a failure in payment or performance when due of any or all Guaranteed Obligations, it will pay to the Buyer the full amount of, or perform in full, such Guaranteed Obligations. All payments under this Guaranty shall be made to the Buyer in lawful money of the United States of America at the address of the “UBS Cash Account” designated in the Master Repurchase Agreement, or to such other account as the Buyer may designate in writing. Any amount payable under this Guaranty not paid when due, and any judgment for such an amount and interest thereon, shall bear interest from the due date or such judgment date, respectively, until such amount and interest thereon are paid in full. The Guarantor agrees to pay such interest on demand. All Guaranteed Obligations will be paid and performed by the Guarantor without counterclaim, deduction, defense, deferment, reduction, or set-off.

Section 2. GUARANTOR REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Buyer as of the date of this Guaranty:

A. Execution and Delivery and Binding Nature of Guaranty. This Guaranty has been duly executed and delivered by or on behalf of the Guarantor. This Guaranty constitutes legal, valid, and binding obligations of the Guarantor, enforceable in accordance with its terms against the Guarantor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles.

B. Accurate Information. All information in any financial statement, certificate, or other document, and all other information previously delivered to the Buyer by or on behalf of the Guarantor in connection with this Guaranty is correct and complete, and there are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading as of the date thereof. Since the date of such information, there has been no net change in the value of the assets, the financial condition of the Guarantor or any other event or condition with respect to the Guarantor that materially and adversely affects (i) the likelihood of performance by the Guarantor of this Guaranty; (ii) the ability of the Guarantor to perform this Guaranty or (iii) the legality, validity, or binding nature of this Guaranty.

C. No Approvals, etc. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any governmental authority or other person is required in connection with the execution, delivery, or performance (other than performance which is not yet due) by the Guarantor of this Guaranty.

D. No Conflicts. The execution, delivery, and performance by the Guarantor of this Guaranty will not conflict with, or result in a violation of or a default under, any applicable law, ordinance, regulation, or rule (federal, state, or local); any judgment, order, or decree of any arbitrator, other private adjudicator, or governmental authority to which the Guarantor is a party or by which the Guarantor or any of the assets or property of the Guarantor is bound; or any agreement, document, or instrument to which the Guarantor is a party or by which the Guarantor or any of the assets or property of the Guarantor is bound.

E. Solvency. After giving effect to this Guaranty, the Guarantor is solvent. As used in the preceding sentence, “solvent” means, with respect to any person, that at the time of determination:

(i)	the fair value of its assets, both at fair valuation and at present fair saleable value, is in excess of the total amount of its liabilities, including, without limitation, contingent claims; and

(ii)	it is then able and expects to be able to pay its debts as they mature; and

(iii)	it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

Contingent liabilities (such as litigation, guaranties and pension plan liabilities) shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

F. No Proceedings. There are no proceedings or investigations pending, or to the Guarantor’s best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Guarantor or its respective properties: (i) asserting the invalidity of this Guaranty or (ii) seeking any determination or ruling that might materially and adversely affect the performance by the Guarantor of its obligations under, or the validity or enforceability of, this Guaranty.

Section 3. GUARANTOR’S COVENANTS. Until the Guaranteed Obligations are performed in full, the Guarantor agrees that, unless the Buyer otherwise agrees in writing in the Buyer’s sole and absolute discretion:

A. Information and Statements. The Guarantor shall furnish to the Buyer such financial information concerning the Guarantor and the assets, business, financial condition, operations, property and prospects of the Guarantor as the Buyer reasonably requests from time to time.

B. Keeping Informed About the Sellers and the Transaction. The Guarantor understands the Guaranteed Obligations and has had access to information about the financial condition of each of the Sellers and the ability of each of the Sellers to perform the Guaranteed Obligations. The Guarantor assumes responsibility for acquiring and maintaining all necessary information concerning the financial condition of each of the Sellers, and any and all endorsers and other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal, and the Guarantor hereby agrees that the Buyer shall have no duty to advise it of information known to the Buyer regarding such conditions or circumstances.

Section 4. REMEDIES. If the Guarantor fails to promptly perform its obligations under this Guaranty, the Buyer may from time to time, and without first requiring performance by any of the Sellers or exhausting any or all rights or powers, bring any action at law or in equity or both to compel the Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by the Buyer as a direct or indirect consequence of the failure of the Guarantor to perform its obligations together with interest thereon.

Section 5. RIGHTS OF BUYER. The Guarantor authorizes the Buyer, without giving notice to the Guarantor or obtaining the Guarantor’s consent and without affecting the liability of the Guarantor, from time to time to and in accordance with the terms of the Guaranteed Agreements: (a) renew or extend all or any portion of any Seller’s obligations under the Guaranteed Obligations or any of the Guaranteed Agreements; (b) declare all sums owing to the Buyer under the Guaranteed Obligations and the Guaranteed Agreements due and payable upon the occurrence of an Event of Default (as defined in the Master Repurchase Agreement) under the Guaranteed Agreements; (c) make changes in the dates specified for payments of any sums payable in periodic installments under the Guaranteed Obligations or any of the Guaranteed Agreements; (d) otherwise modify the terms of any of the Guaranteed Agreements; (e) release, substitute or add any one or more guarantors of the Sellers’ obligations under the Guaranteed Obligations or the Guaranteed Agreements; (f) apply payments received by the Buyer from any of the Sellers to any obligations of the Sellers to the Buyer, in such order as the Buyer shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (g) assign this Guaranty in whole or in part to any permitted assignee of the Master Repurchase Agreement; and (h) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

Section 6. GUARANTOR’S WAIVERS. The Guarantor waives: (a) any defense based upon any legal disability or other defense of any of the Sellers, any other guarantor or other person, or by reason of the cessation or limitation of the liability of any of the Sellers from any cause other than full payment of all sums payable under the Guaranteed Obligations or any of the Guaranteed Agreements; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of the Sellers or any principal of any of the Sellers or any defect in the formation of any of the Sellers or any principal of any of the Sellers; (c) any defense based upon the application by any of the Sellers of the proceeds of the repurchase transactions for purposes other than the purposes represented by the Sellers to the Buyer or intended or understood by the Buyer or the Guarantor; (d) any and all rights and defenses arising out of an election of remedies by the Buyer; (e) any defense based upon the Buyer’s failure to disclose to the Guarantor any information concerning the Sellers’ financial condition or any other circumstances bearing on the Sellers’ ability to pay all sums payable under the Guaranteed Obligations or any of the Guaranteed Agreements; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon the Buyer’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which the Buyer may have against any of the Sellers and any right to participate in, or benefit from, any security for the Guaranteed Obligations or the Guaranteed Agreements now or hereafter held by the Buyer; (j) presentment, demand, protest and notice of any kind, including, without limitation, any right to require a proceeding first against any Seller, other than the Guarantor, any other entity or person obligated in relation to the Guaranteed Obligations or any party thereof; and (k) the benefit of any statute of limitations affecting the liability of the Guarantor hereunder or the enforcement hereof. The Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Guaranteed Obligations or any of the Guaranteed Agreements shall similarly operate to toll the statute of limitations applicable to the Guarantor’s liability hereunder.

Section 7. GUARANTOR’S WARRANTIES. The Guarantor warrants and acknowledges that: (a) the Buyer would not enter into the Master Repurchase Agreement but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty, nor does the execution or delivery of this Guaranty conflict with any other documents or instruments to which the Guarantor is a party; (c) it has established adequate means of obtaining from sources other than the Buyer, on a continuing basis, financial and other information pertaining to the Sellers’ financial condition and the Sellers’ activities relating thereto and the status of the Sellers’ performance of obligations under the Guaranteed Agreements, and it agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect its risks hereunder and the Buyer has made no representation to it as to any such matters; (d) its most recent financial statements previously delivered to the Buyer are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to the Buyer) and fairly present its financial condition as of the respective dates thereof, and no material adverse change has occurred in its financial condition since the respective dates thereof; and (e) it has not and will not, without the prior written consent of the Buyer, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of its assets, or any interest therein, other than in the ordinary course of its business.

Section 8. BANKRUPTCY OF THE SELLER. In any bankruptcy or other proceeding in which the filing of claims is required by law, the Guarantor shall file all claims which the Guarantor may have against any of the Sellers relating to any indebtedness of such Seller to the Guarantor and shall assign to the Buyer all rights of the Guarantor thereunder. If the Guarantor does not file any such claim, the Buyer, as attorney-in-fact for the Guarantor, is hereby authorized to do so in the name of the Guarantor or, in the Buyer’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of the Buyer’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Buyer or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Buyer the amount payable on such claim and, to the full extent necessary for that purpose, the Guarantor hereby assigns to the Buyer all of the Guarantor’s rights to any such payments or distributions; provided, however, the Guarantor’s obligations hereunder shall not be satisfied except to the extent that the Buyer receives cash by reason of any such payment or distribution. If the Buyer receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of the Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from the Buyer as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by the Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Guaranteed Agreements.

Section 9. REINSTATEMENT IN CERTAIN CIRCUMSTANCES. If at any time any payment of any of the Sellers’ Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any of the Sellers or otherwise, the obligations of the Guarantor hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 10. NO WAIVER, REMEDIES CUMULATIVE. No failure or delay on the part of the Buyer in exercising any right or remedy hereunder or under any of the Repurchase Documents and no course of dealing between the Guarantor or any of the Sellers, on the one hand, and the Buyer, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any of the Repurchase Documents preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies expressly provided herein and in the Repurchase Documents are cumulative and not exclusive of any rights or remedies which the Buyer would otherwise have. No notice to or demand on the Guarantor not required hereunder or under any other Transaction Document in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Buyer to any other or further action in any circumstances without notice or demand.

Section 11. ADDITIONAL, INDEPENDENT OBLIGATIONS. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by the Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof. The obligations of the Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of the Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of the Sellers under the Guaranteed Obligations and the Guaranteed Agreements. The Buyer may bring a separate action to enforce the provisions hereof against the Guarantor without taking action against any Seller or any other party or joining any other party as a party to such action.

Section 12. ATTORNEYS’ FEES; ENFORCEMENT. If any attorney is engaged by the Buyer to enforce or defend any provision of this Guaranty, or any of the Guaranteed Agreements, or as a consequence of any Event of Default under the Guaranteed Agreements, with or without the filing of any legal action or proceeding, the Guarantor shall pay to the Buyer, immediately upon demand, all attorneys’ fees and costs incurred by the Buyer in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Guaranteed Obligations as specified therein.

Section 13. RULES OF CONSTRUCTION. The defined term “Sellers” as used herein shall include the Sellers and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the Sellers under the Guaranteed Obligations and the Guaranteed Agreements. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

Section 14. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall be effective unless the same shall have been consented to in writing by the Buyer.

Section 15. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent preempted by federal laws. The Guarantor and all persons and entities in any manner obligated to the Buyer under this Guaranty consent to the jurisdiction of any federal or state court within the State of New York having proper venue and also consent to service of process by any means authorized by New York or federal law.

Section 16. SEVERABILITY. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

Section 17. ADDITIONAL PROVISIONS. Such additional terms, covenants and conditions as may be set forth on any exhibit executed by the Guarantor and attached hereto which recites that it is an exhibit to this Guaranty are incorporated herein by this reference.

Section 18. WAIVER OF RIGHT TO TRIAL BY JURY; SUBMISSION TO NEW YORK JURISDICTION.

(a) EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION

(i) ARISING UNDER THE GUARANTEED AGREEMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR

(ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE GUARANTEED AGREEMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b) The Guarantor hereby irrevocably and unconditionally:

(i) TO THE EXTENT PERMITTED BY LAW, SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

NEW CENTURY FINANCIAL
CORPORATION, as Guarantor

By: Brad A. Morrice
Name: Brad A. Morrice
Title: President

By: Kevin Cloyd
Name: Kevin Cloyd
Title: Executive Vice President